EX-28.h.9

AMENDMENT

TO

INVESTMENT COMPANY REPORTING MODERNIZATION SERVICES

AMENDMENT

TO ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

This Amendment (“Amendment”) is made as of the 1st day of December, 2018, by and between BRIDGEWAY FUNDS (the “Fund”) and THE BANK OF NEW YORK MELLON (“BNY Mellon”).

BACKGROUND:

A.

BNY Mellon and the Fund entered into an Investment Company Reporting Modernization Services Amendment to Administration and Accounting Services Agreement dated as of May 31, 2018 (the “SEC Mod Amendment”) relating to BNY Mellon’s provision of services to the Fund.

B.	The parties desire to amend the SEC Mod Amendment as set forth herein.

TERMS:

The parties hereby agree that:

1.	The following service is hereby added to section 1 of the SEC Mod Amendment:

“1.4     Liquidity Rule Analysis. BNY Mellon shall perform a daily analysis for liquidity classifications and monitor liquidity thresholds per the requirements for Form N-PORT and Form N-CEN (referenced above) and Rule 22e-4.

1.4.1     The analysis provided by BNY Mellon is subject to and dependent upon the Fund providing all necessary security classifications and percentage thresholds necessary to perform such analysis. Additionally, the parties hereto acknowledge that the Fund is solely responsible for the adoption, adequacy and effectiveness of the Fund’s liquidity risk management program.

2.	Miscellaneous.

(a)

Capitalized terms not defined in this Amendment shall have the same meanings as in the SEC Mod Amendment. In the event of a conflict between the terms hereof and the SEC Mod Amendment, as to services described in this Amendment, this Amendment shall control.

(b)

This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below on the date and year first above written.

BRIDGEWAY FUNDS

By: /s/ Sharon A. Lester
Name: Sharon A. Lester
Title: Vice President

THE BANK OF NEW YORK MELLON

By: /s/ Wayne D. Weaver
Name: Wayne D. Weaver
Title: Managing Director